Exhibit 99.1

CELGENE CORPORATION ANNOUNCES 2019 FINANCIAL GUIDANCE AND KEY MILESTONES

•                  Company achieved its latest full-year 2018 guidance; will report Q4 2018 results on January 31, 2019

•                  Provides full-year 2019 guidance and reaffirms 2020 outlook

•                  Fedratinib NDA and REVLIMID® (AUGMENT™) sNDA submitted; ozanimod regulatory submissions on-track for Q1 2019

SUMMIT, NJ — (January 7, 2019) — Celgene Corporation (NASDAQ: CELG) today provides a business update, including confirmation that the company achieved its guidance for full-year 2018; its financial guidance for 2019; and reaffirmation of its expected 2020 financial targets.

Based on a preliminary review of its results for the fourth-quarter ended December 31, 2018, Celgene achieved guidance for the full-year 2018 that it provided on October 25, 2018 and which is summarized in the table below. The company will report its results for the fourth-quarter and full-year 2018 on January 31, 2019.

Celgene today also provides guidance for the full-year 2019, including total revenue expected to be $17.0 billion to $17.2 billion, a 12 percent increase year-over-year, based on the mid-point of the range. Based on Generally Accepted Accounting Principles (GAAP) diluted earnings per share (EPS) for the full-year 2019 is expected to be in the range of $8.48 to $9.17. Adjusted diluted EPS for the full-year 2019 is expected to be in the range of $10.60 to $10.80.

“Our 2019 financial guidance reflects continued strong operating performance and momentum,” said Mark J. Alles, Chairman and Chief Executive Officer of Celgene Corporation. “Multiple clinical and regulatory milestones are expected in 2019 to advance our late-stage portfolio and accelerate our early-stage pipeline.”

Volume-Driven Product Sales and Earnings Growth Expected in 2019

	2018 Guidance	2019 Guidance	Year-over-Year Change
Total Revenue	~$15.2B	$17.0B to $17.2B	~12%*
REVLIMID® Net Product Sales	~$9.7B	~ $10.8B	~11%
POMALYST®/ IMNOVID® Net Product Sales	~$2.0B	~ $2.4B	~20%
OTEZLA® Net Product Sales	~$1.6B	~ $1.9B	~19%
ABRAXANE® Net Product Sales	~$1.0B	~ $1.1B	~10%
GAAP diluted EPS	$5.25 - $5.75	$8.48 - $9.17	N/M**
Adjusted diluted EPS	$8.75 - $8.80	$10.60 - $10.80	~22%*

*Year-over-year percentage change based on the mid-point of the range.

**Not meaningful as the 2019 measures exclude the impact of any strategic transactions, impairments, loss contingencies, changes in the fair value of equity investments, costs associated with the Bristol-Myers Squibb Company (Bristol-Myers Squibb) and Celgene transaction and non-operating tax adjustments that have not yet occurred.

Reaffirming Expected 2020 Long-Term Financial Targets*

•                  2020 total revenue range of $19.0 billion to $20.0 billion

•                  Adjusted diluted EPS to exceed $12.50

*At constant currency using an average of December 2018 spot rates

Overview of Key Milestones Expected Over the Next 12 Months

Maximize Commercial Assets

REVLIMID®

•                  Approval expected by the U.S. Food and Drug Administration (FDA) on the supplemental New Drug Application (sNDA) for REVLIMID® in combination with rituximab in relapsed/refractory indolent lymphoma (AUGMENT™)

•                  Approval expected by the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) for REVLIMID® in combination with bortezomib and dexamethasone (RVd) in newly diagnosed multiple myeloma (NDMM)

•                  Data expected from the phase III ROBUST® trial with REVLIMID® in combination with rituximab, cyclophosphamide, doxorubicin hydrochloride, vincristine sulfate and prednisone (R-CHOP) in patients with first-line ABC-subtype diffuse large B-cell lymphoma (DLBCL) (event-driven)

POMALYST®/ IMNOVID®

•                  Approval expected by the EMA CHMP and Japan Pharmaceuticals and Medical Devices Agency (PMDA) for POMALYST®/IMNOVID® in combination with bortezomib and dexamethasone (PVd) in relapsed/refractory multiple myeloma (RRMM)

OTEZLA®

•                  Approval expected by the U.S. FDA for the sNDA in Behҫet’s disease with a Prescription Drug User Fee Act (PDUFA) action date of July 21, 2019. Approval by the PMDA in Japan is expected in H2:2019

•                  Submission of the sNDA with label update for moderate to severe scalp psoriasis to the U.S. FDA expected in Q2:2019

ABRAXANE®

•                  Data from the phase III apact® trial with ABRAXANE® as adjuvant therapy in patients with surgically resected pancreatic cancer (event-driven)

•                  PDUFA action date of March 12, 2019 for the supplemental Biologics License Application (sBLA) submission filed by Roche of Tecentriq® (atezolizumab) in combination with ABRAXANE® for the initial treatment of patients with PD-L1-positive, metastatic triple-negative breast cancer

Milestones Expected for Key Pivotal Assets

Ozanimod

•                  U.S. NDA and EU Marketing Authorization Application (MAA) submissions in relapsing multiple sclerosis (RMS) on-track for Q1:2019

•                  Phase III TRUE NORTH trial in ulcerative colitis (UC) expected to complete enrollment in H1:2019

Fedratinib

•                  U.S. FDA approval expected by year-end 2019

•                  EU MAA submission planned in H1:2019

•                  Phase I/II combination trial with luspatercept planned

Luspatercept

•                  U.S. and EU regulatory applications for transfusion-dependent, lower-risk myelodysplastic syndromes (MDS) with ring sideroblasts (RS+) and transfusion-dependent beta-thalassemia planned for H1:2019

•                  Data expected from the phase II myelofibrosis trial in H2:2019

Liso-cel

•                  Data from the pivotal TRANSCEND™ trial in relapsed/refractory DLBCL expected in 2019

•                  U.S. BLA submission expected in H2:2019

•                  Pivotal phase II trial in relapsed/refractory chronic lymphocytic leukemia (CLL) to be initiated in H1:2019 bb2121

•                  Data from the KarMMa™ pivotal trial in RRMM expected in H2:2019

•                  Phase II trial in NDMM to be initiated in H2:2019

Key Milestones Expected for Research & Early Development Pipeline

•                  File at least 5 Investigational New Drug (IND) or Clinical Trial Applications (CTA) for novel assets

•                  Clinical data expected in 2019 from the following assets:

Asset	Indication	Status
CC-92480 (CELMoD)	RRMM	Phase I trial
CC-93269 (BCMA TCE)	RRMM	Phase I trial
CC-220 (CELMoD)	RRMM	Phase I/II trial
bb21217 (BCMA CAR T)	RRMM	Phase I trial
JCARH125 (BCMA CAR T)	RRMM	Phase I trial
CC-90009 (CELMoD)	Relapsed/refractory acute myeloid leukemia (AML)	Phase I trial
CC-90002 (anti-CD47 mAb)	Non-Hodgkin lymphoma (NHL)	Phase I trial

Tecentriq® is a registered trademark of Genentech, a member of the Roche Group

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation.  For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, Facebook and YouTube.

Forward-Looking Statement

This press release contains forward-looking statements, which are generally statements that are not historical facts.  Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions.  Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made.  We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law.  Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control.  Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission, including factors related to the proposed transaction between Bristol-Myers Squibb and Celgene, such as, but not limited to, the risks that:  management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; and Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel.

Hyperlinks are provided as a convenience and for informational purposes only. Celgene bears no responsibility for the security or content of external websites.

Celgene Investors: 908-673-9628 ir@celgene.com	Media: 908-673-2275 media@celgene.com

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this document also contains certain non-GAAP financial measures based on management’s view of performance including:

•                  Adjusted diluted earnings per share

Management uses such measure internally for planning and forecasting purposes and to measure the performance of the Company. We believe this adjusted financial measure provides useful and meaningful information to us and investors because it enhances investors’ understanding of the continuing operating performance of our business and facilitates the comparison of performance between past and future periods. This adjusted financial measure is a non-GAAP measure and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. When preparing these supplemental non-GAAP financial measures we typically exclude certain GAAP items that management does not consider to be normal, recurring, cash operating expenses but that may not meet the definition of unusual or non-recurring items. Other companies may define these measures in different ways. The following categories of items are excluded from adjusted financial results:

Acquisition and Divestiture-Related Costs: We exclude the impact of certain amounts recorded in connection with business combinations and divestitures from our adjusted financial results that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets, amortization of purchase accounting adjustments to inventories, intangible asset impairment charges and expense or income related to changes in the estimated fair value measurement of contingent consideration and success payments. We also exclude transaction and certain other cash costs associated with business acquisitions and divestitures that are not normal recurring operating expenses, including severance costs which are not part of a formal restructuring program.

Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

Collaboration-Related Upfront Expenses: We exclude collaboration-related upfront expenses from our adjusted financial results because we do not consider them to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Upfront payments to collaboration partners are made at the commencement of a relationship anticipated to continue for a multi-year period and provide us with intellectual property rights, option rights and other rights with respect to particular programs. The variability of amounts and lack of predictability of collaboration-related upfront expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted financial results excluding collaboration-related upfront expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance. All expenses incurred subsequent to the initiation of the collaboration arrangement, such as research and development cost-sharing expenses/reimbursements and milestone payments up to the point of regulatory approval are considered to be normal, recurring operating expenses and are included in our adjusted financial results.

Research and Development Asset Acquisition Expense: We exclude costs associated with acquiring rights to pre-commercial compounds because we do not consider such costs to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Research and development asset acquisition expenses includes expenses to acquire rights to pre-commercial compounds from a collaboration partner when there will be no further participation from the collaboration partner or other parties. The variability of amounts and lack of predictability of research and development asset acquisition expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted financial results excluding research and development asset acquisition expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance.

Restructuring Costs: We exclude costs associated with restructuring initiatives from our adjusted financial results. These costs include amounts associated with facilities to be closed, employee separation costs and costs to move operations from one location to another. We do not frequently undertake restructuring initiatives and therefore do not consider such costs to be normal, recurring operating expenses.

Certain Other Items: We exclude certain other significant items that may occur occasionally and are not normal, recurring, cash operating expenses from our adjusted financial results. Such items are evaluated on an individual basis based on both the quantitative and the qualitative aspect of their nature and generally represent items that, either as a result of their nature or magnitude, we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from adjusted financial results would be: significant litigation-related loss contingency accruals and expenses to settle other disputed matters and, effective for fiscal year 2018, changes in the fair value of our equity securities upon the adoption of ASU 2016-01 (Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities).

Estimated Tax Impact From Above Adjustments:  We exclude the net income tax impact of the non-tax adjustments described above from our adjusted financial results. The net income tax impact of the non-tax adjustments includes the impact on both current and deferred income taxes and is based on the taxability of the adjustment under local tax law and the statutory tax rate in the tax jurisdiction where the adjustment was incurred.

Non-Operating Tax Adjustments:  We exclude the net income tax impact of certain other significant income tax items, which are not associated with our normal, recurring operations (“Non-Operating Tax Items”), from our adjusted financial results. Non-Operating Tax Items include items which may occur occasionally and are not normal, recurring operating expenses (or benefits), including adjustments related to acquisitions, divestitures, collaborations, certain adjustments to the amount of unrecognized tax benefits related to prior year tax positions, the impact of tax reform legislation commonly referred to as the Tax Cuts and Jobs Act (2017 Tax Act), and other similar items. We also exclude excess tax benefits and tax deficiencies that arise upon vesting or exercise of share-based payments recognized as income tax benefits or expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Long-Term Targets

A reconciliation of long-term adjusted financial targets to the most comparable GAAP measures cannot be provided because we are unable to forecast with reasonable certainty many of the items necessary to calculate such comparable GAAP measures, including share-based compensation expense, collaboration-related upfront expense, research and development asset acquisition expense, restructuring costs, acquisition and divestiture-related expenses, costs associated with the Bristol-Myers Squibb Company and Celgene transaction, fair value adjustments to contingent consideration, the ultimate outcome of legal proceedings, changes in the fair value of our equity securities and unusual gains and losses, as well as unforeseen events, risks and developments. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling our long-term non-GAAP measures to the most comparable GAAP measures would make the forecasted comparable GAAP measures nearly impossible to predict with reasonable certainty and therefore inherently unreliable.

See the attached Reconciliation of Estimated/Projected GAAP to Adjusted (non-GAAP) Measures for explanations of the amounts excluded and included to arrive at the adjusted measures for the twelve-month period ended December 31, 2018 and for the twelve-month period ending December 31, 2019.

Celgene Corporation and Subsidiaries

Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures

(Unaudited)

		Twelve-Months Ended		Twelve-Months Ending
		December 31, 2018		December 31, 2019
		Range		Range (11)
		Low	High	Low	High
Estimated/projected diluted earnings per common share - GAAP		$5.25	$5.75	$8.48	$9.17

Per share impact of excluded items before tax:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(1)	0.04	0.04	0.04	0.03

Research and development:
Share-based compensation expense	(1)	0.80	0.64	0.60	0.51
Collaboration-related upfront expense	(2)	0.54	0.54	0.06	0.06
Research and development asset acquisition expense	(3)	1.53	1.53	—	—
Adjustment to clinical trial & development activity wind-down charge	(4)	(0.08)	(0.08)	—	—

Selling, general and administrative:
Share-based compensation expense	(1)	0.78	0.63	0.53	0.45

Amortization of acquired intangible assets	(5)	0.67	0.64	0.64	0.59

Acquisition related charges and restructuring, net:
Change in fair value of contingent consideration and success payments	(6)	0.11	0.04	0.02	0.02
Acquisition related charges	(7)	0.16	0.13	—	—

Other income (expense), net:
Change in fair value of equity investments	(8)	(0.67)	(0.67)	0.01	0.01

Income tax provision:
Estimated tax impact from above adjustments	(9)	(0.39)	(0.40)	0.22	(0.04)
Non-operating tax adjustments	(10)	0.01	0.01	—	—

Estimated/projected diluted earnings per common share - Adjusted		$8.75	$8.80	$10.60	$10.80

Estimated/projected diluted weighted average shares (in millions)		Approximately 735.0		Approximately 714.0

Explanation of adjustments:

(1)                Exclude share-based compensation expense.

(2)                Exclude upfront payment expense for research and development collaboration arrangements.

(3)                Exclude research and development asset acquisition expenses.

(4)                Exclude adjustment of clinical trial and development activity wind-down charge associated with the discontinuance of GED-0301 clinical trials in Crohn’s disease.

(5)                Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis BioScience, Inc. (Abraxis), Celgene Avilomics Research, Inc. (Avila), Quanticel Pharmaceuticals, Inc. (Quanticel) and Juno Therapeutics, Inc. (Juno).

(6)                Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited (Nogra), Quanticel and Juno, as well as changes in the fair value of success payments related to the acquisition of Juno.

(7)                Exclude acquisition costs related to Juno.

(8)                Exclude changes in the fair value of equity investments due to the adoption of ASU 2016-01 (Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities) (ASU 2016-01).

(9)                Exclude the estimated tax impact of the above adjustments.

(10)         Exclude other non-operating tax expense items.

(11)         Our projected 2019 financial measures do not include the effect of any business combinations, collaboration agreements, asset acquisitions, asset impairments, litigation-related loss contingency accruals, changes in the fair value of our CVRs issued as part of the acquisition of Abraxis, changes in the fair value of equity investments upon the adoption of ASU 2016-01 or non-operating tax adjustments that may occur after the day prior to the date of this press release. In addition, our projected 2019 financial measures do not include the effect of costs associated with the Bristol-Myers Squibb Company and Celgene transaction.